                                                CONFIDENTIAL TREATMENT REQUESTED
                                                                   EXHIBIT 10.41

                               DELMAR PUBLISHERS
                         LICENSE AND SERVICE AGREEMENT

This AGREEMENT is made as of the date of signing of the Agreement, December 22, 1998 by and between ("Delmar Publishers") as Licensor and ("WebMD, Inc.") as Licensee.

     Licensor:      Delmar Publishers
                    3 Columbia Circle
                    Albany, NY 12203

     Licensee:      WebMD, Inc.
                    400 The Lenox Building
                    3399 Peachtree Road, NE
                    Atlanta, GA 30326


                                  WITNESSETH

WHEREAS, Delmar Publishers has developed and copyrighted certain proprietary healthcare and other content ("Content"), as more fully described in Appendix A ("Delmar Publishers Content"), and in conjunction with delivery of this Content, Delmar Publishers shall provide Content Subscription and Promotional Support ("Subscription and Promotional Support"), as more fully described in Appendix B.

WHEREAS, the parties acknowledge that the Internet is neither owned nor controlled by any one entity; therefore, Delmar Publishers can make no guarantee that any given End-User shall be able to access the Content Service at any given time. Delmar Publishers represents that it shall make every good faith effort to ensure that its Content Service is available as widely as possible and with as little service interruption as possible.

WHEREAS, WebMD intends to engage in the marketing, sale and provision of healthcare and other content to Subscribers and End-Users of their service, and wishes to license the Content and make use of Subscriptions and Promotional Support Services to make the Content available through WebMD's World Wide Web site located at www.webrn.com which will act as an Internet aggregator of
                --------------
content and services for the nursing profession and possibly other healthcare professionals (the "WebMD Service") and possibly through its World Wide Web site located at www.webmd.com, and known in this Agreement as the "Service".


                                  DEFINITIONS

For purposes of this Agreement, the following definition of terms shall be used:

ADVERTISING.  Payment by a third party for placement of an advertisement in
-----------
conjunction with Content.

SUBSCRIPTION.  Payment by a third party healthcare related entity or an
------------
individual healthcare professional for access to Content through WebRN.

SPONSORSHIP.  Payment by a third party for subscriptions for Subscriber access
-----------
to Content involving placement of a company trademark or notification of a company identity in conjunction with Content.

REVENUE.  Payment by third parties for products and/or services before any
-------
subtractions for expenses or costs. Revenue includes payments of transaction fees, advertising, sponsorships and other sources that are unnamed, but may occur.

END-USERS.  A subscriber or consumer of any of WebMD's world website services,
---------
including without limitation, those services offered through webmd.com and webrn.com.

SUBSCRIBERS.  A paying subscriber to the WebRN website services.
-----------


NOW, THEREFORE, in consideration of the premises, mutual covenants, and promises set forth herein, the parties hereto agree as follows:

                         ARTICLE - DUTIES OF LICENSOR

1.1  GRANT.  Delmar Publishers hereby grants to WebMD for the term of this
     -----
Agreement the nontransferable and nonexclusive right and license to the list of content items available in the Delmar Catalog of products in accordance with Appendix A. The list includes the rights to any Delmar-owned graphic, illustration, photograph, video, audiotape, animation, testbank, cd-rom, textbook or other article of content. WebMD will obtain the right to market this content as is, or in a repurposed format agreeable to Delmar Publishers to the "End-Users" of their service.

1.2  NONEXCLUSIVITY.  This Agreement does not impose any obligation of
     --------------
exclusivity upon either party.

1.3  MARKETS.  End-Users of Content are Nurses, Nursing Students, Consumers,
     -------
Physicians, Corporations, Hospitals, Organizations who subscribe to and continue to have access to the service via WebMD's World Wide Web sites, including without limitation, WebRN or WebMD.

1.4  ADVERTISING AND SPONSORSHIP.  Advertising and sponsorship may from time to
     ---------------------------
time occur in conjunction with the Content. WebMD may sell sponsorship of an entire electronic publication as listed in Appendix A. Advertising and sponsorship occurring in conjunction with the Content (see APPENDIX A) may be subject to regulatory limitation as interpreted and enacted by Delmar Publishers.

1.5  DISTRIBUTION TERRITORY.  Use of Content by WebMD is limited to "End-Users"
     ----------------------
of their Web Site Service.

1.6  ACCESS TO CONTENT.  Delmar Publishers grants authorized End-Users of the
     -----------------
Service (see Section 2.1 below) access to the Content through use of an industry standard Web browser.

1.7  CONTENT AND SUBSCRIPTION & PROMOTIONAL SUPPORT.  Delmar Publishers agrees
     ----------------------------------------------
to provide

WebMD with technical support for integration of "Web-Ready" content to be used on WebMD's website. In addition, Delmar Publishers agrees to deliver a "Web-Ready" version of Delmar's PDR for Nurses, and develop and deliver Delmar's Electronic Care Plan Maker, and Accu-Calc to WebMd in accordance with Appendix B.

1.8 ACTIVITY REPORTING.  WebMd shall maintain and provide Delmar Publishers with
    ------------------
quarterly active Subscriber statistics for WebRN website service.

1.9 NOTICE OF CONTENT CESSATION.  Delmar Publishers shall have the right to
    ---------------------------
cease normal production or updating of any of the Web-Enabled Content outlined in this Agreement, provided that such cessation by Delmar Publishers is not with respect to WebMD alone but is part of a program by Delmar Publishers to cease production or updating of such Content on or through other electronically accessed networks, including but not limited to the same or similar On-line Distributors on which the Service is available. Delmar Publishers shall give WebMD three (3) months' written notice prior to Delmar Publishers requesting WebMD to cease use of any Content set, as described above. Upon receipt of such notice and subsequent removal of the subject Delmar Publishers Content from the Service, WebMD shall have the right in its discretion: (a) to obtain from Delmar Publishers substitute Content acceptable to WebMD and Delmar Publishers as a replacement; or (b) to reduce the payments. In the event that Delmar Publishers resumes production and/or updating of Content that Delmar Publishers previously ceased producing or updating, WebMD shall have the right but not the obligation to again use such formerly discontinued or non-updated Content in the Service in accordance with this Agreement. If WebMD does so, it shall be under the same terms and conditions as such Content was formerly used hereunder.

                     ARTICLE II - DUTIES OF LICENSEE

2.1 AVAILABILITY OF THE CONTENT TO END-USERS.  WebMD shall take all reasonable
    ----------------------------------------
steps to protect the content from malicious users, and unauthorized, copying, distributing, publishing, transmitting, or displaying.

2.2 CONTENT INTEGRITY.  WebMD shall not edit or otherwise effect an editorial
    -----------------
change in the Content without Delmar Publishers' consent which shall not be unreasonably withheld. It is agreed that graphical user interfaces (GUIs) created by WebMD shall not violate the rights of Delmar Publishers hereunder. The foregoing shall in no way prohibit WebMD from interlinking and cross-referencing the Content with material from other Content providers.

2.3 PROPRIETARY INTEREST.  WebMD acknowledges that Delmar Publishers has
    --------------------
proprietary rights in and to the Content. WebMD shall not, by virtue of this Agreement or by virtue of its access to the Content, obtain any proprietary rights in or to the Content except the rights specifically granted to WebMD herein. WebMD shall not use or transmit the Content except as specifically authorized by this Agreement.

2.4 AUDIT AND REVIEW.  As long as this Agreement is in effect, and for a one-
    ----------------
year period thereafter, WebMd shall maintain and supply to Delmar Publishers every calendar quarter records that are used to calculate payments to Delmar Publishers. This includes records on use and distribution of the Content, and logs maintained by web servers that record end user activity. Delmar Publishers understands and agrees that all of WebMD's financial records and statements are confidential and subject to the Confidentiality Agreement between the parties effective upon signing of this Agreement.

     (a) Upon a minimum of twenty (20) business days' notice to WebMD, and during business hours, Delmar Publishers may itself or through an agent at its expense, audit relevant books and records of WebMD for the sole purpose of determining that WebMD is in compliance with all of the terms of this Agreement and that the proper payment, as described in Section 3 below, has been paid to Delmar Publishers. Such an audit may not be made more frequently than once every twelve (12) months and once within the twelve
     (12) month period following conclusion or termination of this Agreement.

     (b) In the event Delmar Publishers determines that payments are due from WebMD, it shall so notify WebMD and provide WebMD with a calculation and supporting explanation. WebMD shall thereupon have fifteen (15) business days within which to pay the claim. In the event WebMD does not pay the claim; the parties shall resolve their dispute by arbitration in the City of New York in accordance with the Rules of the American Arbitration Association. WebMD shall promptly pay any payment thus determined to be due and unpaid.

2.5 COPYRIGHT NOTICE.  When making the Content available to End-Users as
    ----------------
permitted by this Agreement, WebMD shall cause a notice comprised of the following elements to be conspicuously displayed during every End-User session as appropriate to protect Delmar Publishers' intellectual property rights: (a) the word "Copyright" or the symbol (C) (the letter c in a circle), (b) the year of first publication of such document as specified by Delmar Publishers, (c) the name of the copyright holder or, if space constraints require, an abbreviation by which the name can be recognized or a generally known alternative designation, and (d) the words "All Rights Reserved" (or, if space constraints require, an abbreviation by which such phrase can be recognized that is reasonably acceptable to Delmar Publishers).

2.6 END-USER AGREEMENT.  When making the Content available to End-Users as
    ------------------
permitted by this Agreement, WebMD shall cause to have included in the terms and conditions of the applicable End-User agreement: (a) a provision prohibiting use of materials retrieved through the Service in any fashion that may infringe upon any copyright or proprietary interest therein; (b) a provision prohibiting storage of materials retrieved through the Service in a searchable, machine-readable database; (c) a provision limiting the liability of Delmar Publishers in a manner similar to that contained in its electronic products, especially as it applies to the use of healthcare information by professionals; (d) a provision prohibiting use of all the Content from any commercial use, resale, or mailing list database development, utilization or application.

Furthermore, WebMD shall place a notice relating to all the provisions described above on one of the first introductory screens that Subscribers must view upon entering or using the Service in all available media. Such notice shall require Subscriber acknowledgment and acceptance to become an authorized, registered Subscriber.

                    ARTICLE III - PRICING AND PAYMENT TERMS

3.1 PRICING/APPENDIX A
    ------------------

     (a) In consideration of Delmar Publishers' grant to WebMD of the right and license to access the Content and Services outlined in Appendix A in accordance with Article I above, throughout the term of this Agreement, WebMD shall pay Delmar Publishers a minimum fee each year of:

                    ***        for year one
                    ***        for year two
                    ***        for year three

     (b)  Plus, *** per month per WebRN Subscriber.

     (c) Plus, *** (***) of all Net Revenue from advertising and sponsorship occurring in conjunction with the Content. "Net Revenue" shall be defined as gross receipts less any End-User credits or commissions paid by WebMD to third parties.

3.2  PAYMENT TERMS/APPENDIX A
     --------------------------

     (a) Pro-rata minimum payments shall be made in installments of the guaranteed totals as indicated below.

               DUE DATE         AMOUNT DUE
               ---------------------------
               Dec. 23, 1998       ***
               Jun. 15, 1999       ***
               Jan. 15, 2000       ***
               Jan. 15, 2001       ***

     (b) Incremental payments for subscribers (at the rate of *** per WebRN Subscriber per month) shall be paid each quarter starting on April 15, 1999 with a final payment during the term of this Agreement occurring on January 15, 2002.

     (c) Payments for advertising sponsorship shall be paid each quarter starting on April 15, 1999 with a final payment during the term of this Agreement occurring on January 15, 2002.

3.3  PRICING/APPENDIX B
     ------------------

     (a) In consideration of Delmar Publishers' grant to WebMD of the right and license to access the Content and Services outlined in Appendix B,
          Section 2 in accordance with Article I above, throughout the term of this Agreement, WebMD shall pay Delmar Publishers the following for each of the web-ready products mentioned below:

          PRODUCT                             DOLLAR AMOUNT
          -------                             -------------
          Accu-Calc;                          ***
          Electronic Care Plan Maker          ***
          Medical Terminology                 ***
                                              ---
                         Total:               ***

*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

3.4  PAYMENT TERMS/APPENDIX B
     ------------------------

     (a) Delmar Publishers agrees to provide all additional "web-enabled" services (Accu-Calc, Electronic Care Plan Maker, and Medical Terminology) in a "WebMD-Approved" format according to the schedule outlined in Appendix B, Section 2.

          WebMD will have until September 15, 1999 to use and test each product. Unless Delmar Publishers is notified otherwise in writing by this time, the products will be considered "WebMD-Accepted", and Delmar Publishers will invoice WebMD the above mentioned product pricing, {see Section 3.3 (a)j} which will be payable within 90 days.

          BILL SEND DATE        DUE DATE
          --------------        --------
          9/15/99               12/15/99


                       ARTICLE IV - TERM AND TERMINATION

4.1  TERM.  This Agreement shall be effective for an initial term beginning upon
     ----
the Effective Date and ending December 31, 2001 unless sooner terminated pursuant to this Article IV.

4.2  FAILURE TO PERFORM.  If either party to this Agreement shall fail to
     ------------------
perform or observe any material term, covenant, agreement or warranty, or if any material representation contained herein is untrue, the other party may immediately terminate this Agreement if such failure is not corrected (if reasonably correctable) within thirty (30) days of delivery of written notice thereof to the other party.

4.3  BANKRUPTCY AND BUSINESS TERMINATION.  If either party shall cease doing
     -----------------------------------
business, become insolvent, or if a petition in bankruptcy shall be filed with respect to a party, or upon an attempted assignment not permitted under Section
6.6 below, the other party shall have the right to immediately terminate this Agreement upon written notice to the other party. The right and license granted by Delmar Publishers to WebMD herein with respect to the Content is deemed a software license for purposes of Section 605(n) of the Federal Bankruptcy Act, and WebMD shall have the full rights of a protected licensee thereunder.

4.4  TERMINATION WITHOUT CAUSE.  WebMD shall have the right to terminate the
     -------------------------
agreement upon ninety (90) days written notice. Upon such cessation of the Service, this Agreement shall terminate, and neither party shall have any obligation to the other under this Agreement except WebMD shall remit all Payments that accrued prior to such cessation.

4.5  CONDUCT UPON TERMINATION.  Upon termination of this Agreement for any
     ------------------------
reason, WebMD shall cease solicitation for and use of the Content.

             ARTICLE V - LIABILITY LIMITATION AND INDEMNIFICATION

5.1  LIMITATION OF LIABILITY.  NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR
     -----------------------
IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE MARKETING AND SALE OF THE CONTENT. NEITHER PARTY SHALL HAVE ANY LIABILITY TO ANY

THIRD PARTY RESULTING FROM ITS PERFORMANCE UNDER THIS AGREEMENT OR FOR ANY FAILURE TO PERFORM HEREUNDER. NEITHER PARTY HERETO, NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND SUBCONTRACTORS, SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) INCURRED IN CONNECTION WITH SERVICES PERFORMED OR PRODUCTS PROVIDED UNDER THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE FOR DAMAGES CAUSED OR ALLEGEDLY CAUSED BY FAILURE OF PERFORMANCE, ERROR, OMISSION, INTERRUPTION, DELETION, DEFECT, DELAY IN OPERATION OR TRANSMISSION, OR COMMUNICATIONS LINE FAILURE INVOLVING THE CONTENT SERVICE, AND NEITHER PARTY SHALL BE LIABLE FOR ANY ACT OR INACTION OF END-USERS REGARDING THE CONTENT, AND CONTENT SERVICE INCLUDING BUT NOT LIMITED TO MISUSE, ABUSE, INFRINGEMENT, THEFT OR DESTRUCTION OR UNAUTHORIZED ACCESS TO, ALTERATION OF DELMAR PUBLISHERS' RECORDS, PROGRAMS, OR USE OF THE CONTENT, WHETHER FOR BREACH OF CONTRACT (INCLUDING BREACH OF WARRANTY, LOST PROFITS OR OTHER ECONOMIC LOSS), TORTIOUS BEHAVIOR (INCLUDING STRICT LIABILITY) NEGLIGENCE OR UNDER ANY OTHER CAUSE OF ACTION.

Delmar Publishers expressly limits its damages to WebMD and End-Users of the Content Service for any non-accessibility time or other down time to a pro-rata credit of Delmar Publishers' charges during system unavailability. Delmar Publishers specifically denies any responsibilities for any damages arising as a consequence of such unavailability.

5.2  FORCE MAJEURE.  Neither party shall be liable in damages for any delay or
     -------------
default in performing its obligations hereunder if such delay or default is caused by matters beyond the reasonable control of the non-performing party, such as but not limited to power failures, wars or insurrections, acts of God, acts of government, strikes, fires, floods, earthquakes, work stoppages, embargoes and/or inability to obtain material; provided, however, that the party experiencing such occurrence shall notify the other party at the earliest possible date and take reasonable steps to mitigate and/or cure the cause of such delay.

5.3  INDEMNIFICATION.
     ---------------

(a) Delmar Publishers shall indemnify and hold harmless WebMD its affiliates, and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which are attributable to: Delmar Publishers' negligence or misconduct in collecting, collating and compiling the Content from Delmar Publishers' original data sources (including but not limited to drug manufacturers); a material breach of any warranty or representation made or obligation undertaken by Delmar Publishers under this Agreement or infringement or misappropriation by the Content of any copyright or other proprietary right of any third party.

(b) WebMD shall indemnify and hold harmless Delmar Publishers, its affiliates and its and their directors, officers, employees, agents, successors and assigns against any and all judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees) paid or incurred in connection with claims by any party which arise from WebMD's distribution of the Content under this

Agreement and are attributable to a failure of the hardware or software of WebMD's computer system (other than the Content) or to a material breach of any warranty or representation made or obligation undertaken by WebMD under this Agreement.

(c) If any claim or action is instituted or threatened by a third party against a party to this Agreement for which it believes it is entitled to be indemnified pursuant to this Agreement, it shall promptly give notice thereof to the other party, and cooperate fully with the indemnifying party. The indemnifying party shall solely control the defense and settlement of such claims. The indemnified party shall be permitted to participate in such defense and represent itself at its own expense and to use counsel of its own choosing.

5.5  REPRESENTATIONS AND WARRANTIES.  Delmar Publishers represents and warrants
     ------------------------------
that it is authorized to grant the license herein to WebMD, and covenants that WebMD's exercise of the license herein shall infringe no copyright or other right of any person or entity. If any portion of the Content furnished to WebMD under this Agreement becomes (or, in the good faith judgment of Delmar Publishers, is likely to become) the subject of a claim for infringement or misappropriation, Delmar Publishers may, upon notice to WebMD, request that WebMD remove such portion of the Content from the Service, and WebMD shall comply with such request promptly; provided however, that Delmar Publishers shall not have the right to request such removal unless such materials are required to be removed from the services of all other similarly situated on-line vendors (if any) to whom they are made available by Delmar Publishers; and provided that in the event of such removal, WebMD shall have the same rights described in Section 1.11 above. Delmar Publishers represents and warrants that it is not aware of any pending, threatened or possible claim or action by any third party with respect to a possible violation of that third party's rights.

Delmar Publishers makes no warranties or representations of any kind, whether expressed or implied for the Content and Content Service it is providing regarding the merchant-ability or fitness for a particular use or purpose.

Connection speed to the service represents the speed of a connection and does not represent guarantees of available end to end bandwidth.

The parties agree that WebMD makes no warranty or representation regarding, nor is WebMD responsible for, the Content, which WebMD is obtaining from Delmar Publishers under this Agreement, and as to which WebMD has a duty not to edit or change (Section 2.3 above).

                          ARTICLE VI - MISCELLANEOUS

6.1  ENTIRE AGREEMENT AND AMENDMENT.  Together with all written amendments,
     ------------------------------
exhibits and appendices, this Agreement constitutes the entire agreement between Delmar Publishers and WebMD with respect to the subject matter addressed herein. This Agreement can only be modified or supplemented by writing signed by duly authorized representatives of both parties. This Agreement shall be binding upon the parties, their successors, legal representatives and permitted assigns. WebMD and Delmar Publishers intend this Agreement to be a valid legal instrument and no provision of this Agreement which shall be deemed unenforceable shall in any way invalidate any other provision of this Agreement all of which shall remain in full force and effect.

During the term of this Agreement the parties may under mutual consent reach a new agreement on license of Content and provision of Content Services to WebMD. At such time, this Agreement shall be amended to reflect any new understanding between the parties.

6.2  ADVERTISING, TRADE NAMES, TRADEMARKS AND COPYRIGHTED MATERIALS.
     --------------------------------------------------------------

     (a) WebMD hereby grants Delmar Publishers a revocable license to use any WebMD service mark, trademark, trade name and logo associated with WebMD (the "WebMD Marks") solely in the advertisement and promotion of WebMD during the term of this Agreement. Delmar Publishers shall not use any mark, name or logo to identify WebMD other than the WebMD Marks without WebMD's prior written consent. Delmar Publishers acknowledges that the WebMD Marks are valid service marks, trademarks, trade names and logos and the sole property of WebMD, and Delmar Publishers shall not disparage or challenge the validity of the WebMD Marks during the term of this Agreement. Delmar Publishers shall promptly notify WebMD of any actual or alleged infringements of WebMD Marks of which Delmar Publishers becomes aware during the term. Nothing contained herein shall be construed to authorize Delmar Publishers: (i) to use any WebMD Marks as a mark, name or logo or as part of the mark, name or logo of any firm, partnership or corporation; (ii) to apply any WebMD Mark to any goods or to use any WebMD Mark in connection with any services except as set forth in this Agreement; or (iii) at any time after the termination of this Agreement, to apply any WebMD Mark to goods or to otherwise use any WebMD Mark in any manner whatsoever. WebMD shall be attributed as the source of the Service in all material produced by or for Delmar Publishers where reference is made to the use of the Content as part of the Service hereunder.

     (b) Delmar Publishers hereby grants WebMD a revocable license to use any of Delmar Publishers' service marks, trademarks, trade names and logos (the "Delmar Publishers Marks") in the advertisement and promotion of WebMD during the term of this Agreement. WebMD may use Delmar Publishers Marks, mention Delmar Publishers' name and mention and/or describe the strategic relationship between Delmar Publishers and WebMD in print and online advertisements, marketing materials, registration statements and other reports that are filed with the Securities and Exchange Commission (pursuant to which WebMD may also file this Agreement as an exhibit) and other information; provided, however,
                                                          --------  -------
that Delmar Publishers shall be given five days prior written notice of WebMD's intention to use Delmar Publishers Marks, and Delmar Publishers shall not have reasonably objected to WebMD's use of Delmar Publishers Marks prior to the expiration of such five-day period. WebMD acknowledges that Delmar Publishers Marks are valid service marks, trademarks, trade names and logos of Delmar Publishers and the sole property of Delmar Publishers, and WebMD shall not disparage or challenge the validity of Delmar Publishers Marks during the term of this Agreement. WebMD shall promptly notify Delmar Publishers of any actual or alleged infringements of Delmar Publishers Marks of which WebMD becomes aware during the term of this Agreement. Delmar Publishers shall be attributed as the source of the Content in sales literature and in End-User documentation (if any), and Delmar Publishers.

6.3  CONFIDENTIALITY.  Each party shall preserve the confidential information of
     ---------------
or pertaining to the other party and shall not, without first obtaining the other's written consent, disclose to any person or organization, or use for its own benefit, any confidential information of or pertaining to the other party during and after the term of this Agreement, unless such confidential information is required to be disclosed by a court of competent jurisdiction or by any governmental or self-regulatory organization or authority.

6.4  NOTICES.  All notices, requests, demands and other communications or
     -------
payments under this

Agreement shall be in writing, and shall be deemed to have been duly delivered if delivered by hand or sent by traceable carrier or prepaid registered or certified mail addressed as follows (or to such other address as may be designated by a party, in writing, pursuant hereto):

     Licensee:
     --------

          WebMD, Inc.                             cc:  Corporate Counsel
          400 The Lenox Building                       400 The Lenox Building
          3399 Peachtree Road, NE                      3399 Peachtree Road, NE
          Atlanta, Georgia 30326                       Atlanta, Georgia 30326
          Attn: Jeff Arnold, Chief Executive
                 Officer

     Licensor:
     --------

          Delmar Publishers
          3 Columbia Circle
          Albany, New York 12203
          Attn: Greg Burnell, Chief Executive
                 Officer

6.5  GOVERNING LAW.  This Agreement is made and entered into in the State of New
     -------------                                                  ------------
York and shall be construed according to internal laws, and not the laws
-----
pertaining to choice or conflict of laws, of that State.

6.6  RELATIONSHIP AND ASSIGNMENT.  Nothing in this Agreement shall be deemed to
     ---------------------------
create an agency, joint venture, or partnership relationship between Delmar Publishers and WebMD. Except as expressly set forth in this Agreement, neither patty shall have authority to act on behalf of or bind the other party in any way. Neither WebMD nor Delmar Publishers may assign this Agreement or delegate any rights or obligations hereunder without the prior written consent of the other party except to an affiliated entity controlled by or under common control of a party hereto. In the event of a third party acquiring the assets of WebMD, this Agreement is not transferable. Any attempted assignment by either party without such consent shall be of no effect.

6.7  DUE AUTHORIZATION.  Each of WebMD and Delmar Publishers represents and
     -----------------
warrants that it is authorized to enter into this Agreement and that there are no outstanding commitments, agreements, or understandings, express or implied, which may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Agreement.

6.8  HEADINGS.  The heading of each Article, Section, and Appendix of this
     --------
Agreement is for the purpose of convenience only and shall not affect the interpretation of any provision hereof.

6.9  SURVIVAL OF OBLIGATIONS.  Articles III, IV, V and VI shall survive the
     -----------------------
termination or expiration of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

Delmar Publishers                        WebMD, Inc.


By:  /s/ Greg Burnell               By:  /s/ W. Michael Heekin
   -------------------------           ------------------------------

Printed Name:  Greg Burnell         Printed Name:  W. Michael Heekin

Title:  President/CEO               Title:  Executive Vice President

Date:  12/22/98                     Date:  12/22/98
     -----------------------             ----------------------------

                                  APPENDIX A

                           Delmar Publishers Content

Content to be made available to WebMD throughout the term of this Agreement for use on WebMD's website consists of:

1. DELMAR'S NURSES DRUG DATABASE. This service is already "web-ready". It is revised and up to date as of October 1, 1998. The content is almost equally divided between pharmacological information and Nursing Considerations. Delmar Publishers will provide to WebMD monthly updates to include newly approved drugs, and new drugs uses, cautions, side effects, interactions, and warnings. Any technical support required from Delmar to integrate this content into WebMD's web-site will be provided ***.

2. DELMAR'S CATALOG OF PRODUCTS as listed up to December 31, 1998. (see attached catolog) Only Delmar-owned, copyrighted text, graphic, illustration, photograph, video, audiotape, animation, testbank, cd-rom content.

3. WEB HOSTING SERVICES: Delmar Publishes agrees to provide web-hosting services for all web-enabled products for WebMD (Delmar's Nurses Drug Database, Accu-Calc, Electronic Care Plan Maker, and Medical Terminology) for a period of up to 18 months, until such time that WebMD is ready to integrate the above-mentioned Delmar content onto the existing WebMD/RN website. While Delmar Publishers will assist in the development and hosting of a portion of the WebRN website, it is understood that WebMD will retain their license to the content outlined in Appendix A and B, regardless of whether it is hosted by Delmar, WebMD or another third party.

The web-site will be operated and maintained by Delmar Publishers and selected partners to provide a design that is consistent with the current WebMD/RN web site. Delmar Publishers and their partners agree to uphold a professional diligence and skill in maintaining the web-site and in a manner consistent with high industry standards.

4. ADVERTISING SERVICES. Delmar Publisher's agrees to provide WebMD with prominent advertising space on Delmar's website, Nursing.com, for the term of the agreement ***. Delmar Publishers will commit to including WebMD/RN's name, logo and description of service on the Nursing.com. website. In addition, Delmar Publishers will set up a hyperlink to the WebMD/RN website and maintain the link for the life of the contract.

Delmar Publishers will also include advertisement for WebMD/RN in all Nursing and Allied Health catalogs for the term of the Agreement. In addition, Delmar Publishers will mention the same WebMD information listed above in all relevant Nursing Marketing material ***.

5. CONSULTATION SERVICES. Delmar Publishers agrees to provide at least 4 hours of in-person consultation services to WebMD/WebRN personnel every month for the life of the contract.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission

                                  APPENDIX B

                               DELMAR PUBLISHERS

                     SUBSCRIPTION AND PROMOTIONAL SUPPORT


1. DELMAR'S NURSES DRUG GUIDE. Delmar Publishers agrees to supply one copy annually of the English language text version of the Drug database for Nurses for each active Subscriber to the WebRN services. Delmar Publishers agrees to bundle this product with a WebRN welcome letter and flyer and ship them to Subscribers, upon mutually agreeable terms and conditions. This WebRN Subscriber benefit will be in effect for the term of this agreement and in accordance with all rights, privileges, and responsibilities outlined in Article I, II, and III in this contract. WebMD will make the content available to authorized Subscribers.

2. WEB-ENABLED PRODUCTS. Delmar Publishers agrees to provide to WebMD an Internet compatible version of AccuCalc and Electronic Care Plan Maker and
                               --------     --------------------------
Delmar's Medical Terminology CD-ROM for use by WebMD for the term of this
-----------------------------------
agreement and in accordance with all rights, privileges and responsibilities outlined in Article I, II, and III ***. At its sole discretion, WebMD will make the content available to all End Users.

Web-Enabled Product Delivery Schedule
PRODUCT                             ESTIMATED DELIVERY DATE
-------                             -----------------------
Nurses Drug Database                15 days from contract signature date
Electronic Care Plan Maker          45 days from contract signature date
Medical Terminology                 95 days from contract signature date
Accu-Calc                           100 days from contract signature date

3. TECHNICAL SUPPORT. Delmar Publishers will provide ***, technical and editorial support services for integration of Internet compatible content outlined in section 1.2 of Appendix B for deployment and use on WebMD.


4. DELMAR / WEBMD/RN CO-BRANDED WEBSITE. Upon mutually agreeable terms and conditions, Delmar Publishers agrees to develop and host a co-branded website marketing Delmar text, video, and cd-rom products to WebRN and WebMD customers. Delmar Publishers will fulfill all on-line sales orders for books off the co-branded web-site and ship product to the customer. WebMD will be entitled to *** of the net revenue collected from sales of Delmar /ITP content off the co-branded website.

***Omitted pursuant to a request for confidential treatment and filed separately with the Commission